AGREEMENT OF LIMITED PARTNERSHIP

                                    OF

                 THE PRICE REIT RENAISSANCE PARTNERSHIP, L.P.



                      a California limited partnership





           THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED
           UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"),
           OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN
           FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.



                        dated as of August 22, 1997



















                            TABLE OF CONTENTS

                                                              Page

ARTICLE 1 DEFINED TERMS                                         1


ARTICLE 2 ORGANIZATIONAL MATTERS                               14

     Section 2.1. Organization                                14
     Section 2.2. Name                                        14
     Section 2.3. Registered Agent; Principal Office          14
     Section 2.4. Power of Attorney                           14
     Section 2.5. Term                                        16

ARTICLE 3 PURPOSE                                              16

     Section 3.1. Purpose and Business                        16
     Section 3.2. Powers                                      16
     Section 3.3. Partnership Only for Purposes Specified     16
     Section 3.4. Representations and Warranties by the Limited Partners
                17

ARTICLE 4 CAPITAL CONTRIBUTIONS                                18

     Section 4.1. Capital Contributions of the Initial Partners18
     Section 4.2. Additional Limited Partners                 19
     Section 4.3. Loans by Third Parties                      19
     Section 4.4. Additional Funding and Capital Contributions19
                A. General                                    19
                B. Notice of Additional Funds Requirement     19
                C. General Partner Loans                      19
                D. Participating Partner Loans.               20
     Section 4.5. No Interest; No Return                      20

ARTICLE 5 DISTRIBUTIONS                                        20

     Section 5.1. Requirement and Characterization of Distributions    20
     Section 5.2. Distributions in Kind                       20
     Section 5.3. Amounts Withheld                            20
     Section 5.4. Distributions Upon Liquidation              21
     Section 5.5. Restricted Distributions                    21

ARTICLE 6 ALLOCATIONS                                          21

     Section 6.1. Timing and Amount of Allocations of Net Income and Net
                Loss                                          21
     Section 6.2. General Allocations                         21
     Section 6.3. Additional Allocation Provisions            21
                A. Regulatory Allocations                     21
                    (a). Minimum Gain Chargeback               21
                    (b). Partner Minimum Gain Chargeback       22
                    (c). Nonrecourse Deductions and Partner Nonrecourse
                       Deductions                             22
                    (d). Qualified Income Offset               22
                    (e). Gross Income Allocation               22
                    (f). Limitation on Allocation of Net Loss  23
                    (g). Section 754 Adjustment                23
                    (h). Curative Allocations                  23
                B. Allocation of Excess Nonrecourse Liabilities23
     Section 6.4. Tax Allocations                             23
                A. In General                                 23
                B. Allocations Respecting Section 704(c) Revaluations24
     Section 6.5. Other Provisions                            24
                A. Other Allocations Upon Change in Law       24
                B. Consistent Tax Reporting                   24

ARTICLE 7 MANAGEMENT AND OPERATIONS OF BUSINESS                24

     Section 7.1. Management                                  24
     Section 7.2. Certificate of Limited Partnership          27
     Section 7.3. Restrictions on General Partner's Authority 28
     Section 7.4. Reimbursement of the General Partner        29
     Section 7.5. Other Business of General Partner           30
     Section 7.6. Contracts with Affiliates                   31
     Section 7.7. Indemnification                             31
     Section 7.8. Liability of the General Partner            33
     Section 7.9. Other Matters Concerning the General Partner34
     Section 7.10. Title to Partnership Assets                34
     Section 7.11. Reliance by Third Parties                  35

ARTICLE 8 RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS           35

     Section 8.1. Limitation of Liability                     35
     Section 8.2. Management of Business                      35
     Section 8.3. Outside Activities of Limited Partners      36
     Section 8.4. Return of Capital                           36
     Section 8.5. Rights of Limited Partners Relating to the Partnership
                36
     Section 8.6. Intentionally Omitted                       37
     Section 8.7. Partnership Right to Call Limited Partner Interests  37
     Section 8.8. Other Redemptions                           37

ARTICLE 9 BOOKS, RECORDS, ACCOUNTING AND REPORTS               38

     Section 9.1. Records and Accounting                      38
     Section 9.2. Fiscal Year                                 38
     Section 9.3. Reports                                     38

ARTICLE 10 TAX MATTERS                                         39

     Section 10.1. Preparation of Tax Returns                 39
     Section 10.2. Tax Elections                              39
     Section 10.3. Tax Matters Partner                        39
     Section 10.4. Withholding                                40

ARTICLE 11 TRANSFERS AND WITHDRAWALS                           41

     Section 11.1. Transfer                                   41
     Section 11.2. Transfer of General Partner's Partnership Interest  41
     Section 11.3. Limited Partners' Rights to Transfer       42
                A. General                                    42
                    (1) General Partner Right of First Refusal 42
                    (2) Qualified Transferee                   42
                    (3) Minimum Transfer Restriction           42
                    (4) Transferee Agreement to Effect a Redemption 42
                    (5) No Further Transfers                   43
                    (6) Exception for Permitted Transfers      43
                B. Incapacity                                 43
                C. Opinion of Counsel                         43
                D. Adverse Tax Consequences                   43
     Section 11.4. Substituted Limited Partners               44
     Section 11.5. Assignees                                  44
     Section 11.6. General Provisions                         45

ARTICLE 12 ADMISSION OF PARTNERS                               46

     Section 12.1. Admission of Successor General Partner     46
     Section 12.2. Admission of Additional Limited Partners   47
     Section 12.3. Amendment of Agreement and  Certificate of Limited
                Partnership                                   47
     Section 12.4. Admission of Initial Limited Partners      48
     Section 12.5. Limit on Number of Partners                48

ARTICLE 13 DISSOLUTION, LIQUIDATION AND TERMINATION            48

     Section 13.1. Dissolution                                48
     Section 13.2. Winding Up                                 49
     Section 13.3. Deemed Distribution and Recontribution     50
     Section 13.4. Rights of Limited Partners                 50
     Section 13.5. Notice of Dissolution                      50
     Section 13.6. Cancellation of Certificate of Limited Partnership  51
     Section 13.7. Reasonable Time for Winding-Up             51

ARTICLE 14 PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS; AMENDMENTS;
     MEETINGS                                                 51

     Section 14.1. Procedures for Actions and Consents of Partners51
     Section 14.2. Amendments                                 51
     Section 14.3. Meetings of the Partners                   51

ARTICLE 15 GENERAL PROVISIONS                                  52

     Section 15.1. Addresses and Notice                       52
     Section 15.2. Titles and Captions                        52
     Section 15.3. Pronouns and Plurals                       53
     Section 15.4. Further Action                             53
     Section 15.5. Binding Effect                             53
     Section 15.6. Waiver                                     53
     Section 15.7. Counterparts                               53
     Section 15.8. Applicable Law                             53
     Section 15.9. Entire Agreement                           54
     Section 15.10. Invalidity of Provisions                  54
     Section 15.11. Limitation to Preserve REIT Status        54
     Section 15.12. No Partition                              55
     Section 15.13. No Third-Party Rights Created Hereby      55

EXHIBIT A PARTNERS AND ADDRESSES                               57


EXHIBIT B                                                      58


EXHIBIT C NOTICE OF REDEMPTION                                  1


EXHIBIT D FORM OF PARTNER SCHEDULE                              1


EXHIBIT E FORM OF PARTNERSHIP UNIT CERTIFICATE                  1















                      AGREEMENT OF LIMITED PARTNERSHIP
                                    OF
                 THE PRICE REIT RENAISSANCE PARTNERSHIP, L.P.



     THIS AGREEMENT OF LIMITED PARTNERSHIP OF THE PRICE REIT RENAISSANCE PARTNERSHIP, L.P., dated as of August 22, 1997 (the "Effective Date"), is entered into by and among The PRICE REIT, Inc., a Maryland corporation, as the General Partner, and the Persons whose names are set forth on Exhibit A as attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.


                               ARTICLE 1

                             DEFINED TERMS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "Act" means the California Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

     "Actions" has the meaning set forth in Section 7.7 hereof.

     "Additional Funds" has the meaning set forth in Section 4.4.A hereof.

     "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2 or Section 4.4.D and Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

     "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

          (a) decrease such deficit by any amounts that such Partner is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Partner's Partnership Interest or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

          (b)  increase such deficit by the items described in Regulations
     Section 1.704-1 (b)(2)(ii)(d)(4), (5) and (6).

     The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Agreement of Limited Partnership of The Price REIT Renaissance Partnership, L.P., as it may be amended, supplemented or restated from time to time.

     "Appraisal" means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

     "Assignee" means a Person to whom one or more Partnership Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.

     "Available Cash" means, with respect to any period for which such calculation is being made,

          (a)  the sum, without duplication, of:

               (1) the Partnership's Net Income or Net Loss (as the case may be) for such period,

               (2) Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period,

               (3) the amount of any reduction in reserves of the Partnership referred to in clause (b)(6) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

               (4) the excess, if any, of the net cash proceeds from the sale, exchange, disposition, financing or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, financing or refinancing during such period (excluding Terminating Capital Transactions), and

               (5) all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any net amounts borrowed by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

          (b)  less the sum, without duplication, of:

               (1) all principal debt payments made during such period by the Partnership,

               (2) capital expenditures made by the Partnership during such period,

               (3)  investments in any entity (including loans made thereto),

               (4) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued),

               (5) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,

               (6) the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the General Partner determines are necessary or appropriate in its sole and absolute discretion, and

               (7) any amount distributed or paid in redemption of any Limited Partner Interest or Partnership Units pursuant to Section 8.7 or
          Section 8.8 hereof, including, without limitation, any Cash Amount paid.

Notwithstanding the foregoing, Available Cash shall not include (i) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Partnership or (ii) any Capital Contributions, whenever received.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Altamonte Springs, Florida, San Diego, California, Los Angeles, California or New York, New York are authorized or required by law to close.

     "Call Notice" has the meaning set forth in Section 8.7.

     "Capital Account" means, with respect to any Partner, the Capital Account maintained by the General Partner for such Partner on the Partnership's books and records in accordance with the following provisions:

          (a) To each Partner's Capital Account, there shall be added such Partner's Capital Contributions, such Partner's distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 hereof, and the principal amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

          (b) From each Partner's Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 hereof, and the principal amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

          (c) In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

          (d) In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code
     Section 752(c) and any other applicable provisions of the Code and Regulations.

     (e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification provided that such modification will not have a material effect on the amounts distributable to any Partner without such Partner's Consent. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

     "Capital Contribution" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes to the Partnership pursuant to Section 4.1. Section 4.2 or
Section 4.4 hereof.

     "Capitalization Rate" means eleven percent (11%).

     "Cash Amount" means an amount of cash determined as follows:

          (a) the Net Rent shall be divided by the Capitalization Rate and
(b) the resulting dividend shall be multiplied by the percentage resulting from dividing the number of Tendered Units by the total number of Partnership Units outstanding.

     "Certificate" means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of California, as amended from time to time in accordance with the terms hereof and the Act.

     "Charter" means the Articles of Incorporation of the General Partner filed with the Maryland State Department of Assessments and Taxation on September 18, 1991, as amended, supplemented or restated from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Arty reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Consent" means the consent to, approval of, or vote on a proposed action by a Partner given in accordance with Article 14 hereof.

     "Consent of the Limited Partners" means the consent of all of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement.

     "Contributed Property" means each Property or other asset, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Code Section 708).

     "Controlled Entity" means, as to any Limited Partner, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Limited Partner or such Limited Partner's Family Members, (b) any trust, whether or not revocable, of which such Limited Partner or such Limited Partner's Family Members are the sole beneficiaries, (c) any partnership of which such Limited Partner is the managing partner and in which such Limited Partner or such Limited Partner's Family Members hold partnership interests representing at least twenty-five percent (25%) of such partnership's capital and profits and (d) any limited liability company of which such Limited Partner is the manager and in which such Limited Partner or such Limited Partner's Family Members hold membership interests representing at least twenty-five percent (25%) of such limited liability company's capital and profits.

     "Controlling Person" means any Person, whatever his or her title, who performs executive or senior management functions for the General Partner or its Affiliates similar to those of directors, executive management and senior management, or any Person who either holds a two percent (2%) or more equity interest in the General Partner or its Affiliates, or has the power to direct or cause the direction of the General Partner or its Affiliates, whether through the ownership of voting securities, by contract or otherwise, or, in the absence of a specific role or title, any Person having the power to direct or cause the direction of the management-level employees and policies of the General Partner or its Affiliates. It is not intended that every Person who carries a title such as vice president, senior vice president, secretary or treasurer be included in the definition of a Controlling Person.

     "Credit Tenants" means, as of the date of delivery of the Call Notice, a Person which has (i) a net worth of at least one hundred million dollars ($100,000,000.00), or (ii) at least seventy-five (75) retail business locations then open for business or (iii) a credit rating from Standard & Poor's Rating Services, Moody's Investors Services, Inc. or Fitch Investors Service of BBB/Baa3 (or the equivalent) or better.

     "Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

     "Depreciation" means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

     "Designated Parties" means the Persons designated as such on the Partner Schedules then in effect.

     "Effective Date" has the meaning set forth in the preamble to this Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Existing Loan" means the loan secured by a first mortgage on the Property, in favor of Barclays Bank PLC, New York Branch.

     "Family Members" means, as to a Person that is an individual, (a) such Person's spouse, (b) such Person's ancestors, (c) such Person's descendants (whether by blood or by adoption), (d) such Person's brothers and sisters, (e) inter vivos or testamentary trusts of which only such Person and/or his spouse, ancestors, descendants (whether by blood or by adoption), brothers and/or sisters are beneficiaries and (f) any partnership or limited liability company all of whose partners or members, directly or indirectly, consist of such Person and/or his spouse, ancestors, descendants (whether by blood or by adoption), brothers and/or sisters and/or inter vivos or testamentary trusts of which only such Person and/or his spouse, ancestors, descendants (whether by blood or by adoption), brothers and/or sisters are beneficiaries.

     "Fiscal Year" means the fiscal year of the Partnership, which shall be the calendar year.

     "Funding Debt" means any Debt incurred by or on behalf of the General Partner for the purpose of providing funds to the Partnership.

     "Funding Notice" has the meaning set forth in Section 4.4.B hereof.

     "General Partner" means The Price REIT, Inc., a Maryland corporation, and its successors and assigns, as the general partner of the Partnership in their capacities as general partner of the Partnership.

     "General Partner Interest" means the Partnership Interest held by the General Partner, which Partnership Interest is an interest as a general partner under the Act. A General Partner Interest may be expressed as a number of Partnership Units.

     "General Partner Loan" has the meaning set forth in Section 4.4.C hereof.

     "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (a) The initial Gross Asset Value of any asset contributed by a Limited Partner to the Partnership shall be set forth on the Partner Schedule with respect to such Limited Partner.

          (b) The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clause (1), clause (2), clause (3), clause (4) or clause (5) hereof shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

               (1) the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.4 hereof or contributions or deemed contributions by the General Partner pursuant to Section 4.4 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

               (2) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

               (3) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

               (4) upon the admission of a successor General Partner pursuant to Section 12.1 hereof; and

               (5) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

          (c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner, provided that, if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

          (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

          (e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

     "Holder" means either (a) a Partner or (b) an Assignee, owning a Partnership Unit, that is treated as a member of the Partnership for federal income tax purposes.

     "Incapacity" or "Incapacitated" means, (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company or the revocation of its charter; (iii) as to any Partner that is a partnership or limited liability company, the dissolution and commencement of winding up of the partnership or limited liability company; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety
(90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

     "Indemnitee" means (i) any Person made a party to a proceeding by reason of its status as (A) the General Partner or (B) a director of the General Partner or an officer or employee of the Partnership or the General Partner and
(ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

     "Initial Limited Partner" means the Limited Partner so designated on the signature page hereof.

     "Interest" means interest, original issue discount and other similar payments or amounts paid by the Partnership for the use or forbearance of money.

     "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

     "Limited Partner" means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit A may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

     "Limited Partner Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units.

     "Liquidating Event" has the meaning set forth in Section 13.1 hereof.

     "Liquidator" has the meaning set forth in Section 13.2.A hereof.

     "Majority in Interest of the Limited Partners" means those Limited Partners (other than any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner) holding in the aggregate more than fifty percent (50%) of the aggregate Partnership Units of all Limited Partners (other than any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner).

     "Net Income" or "Net Loss" means, for each Fiscal Year of the Partnership, an amount equal to the Partnership's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net
     Loss) pursuant to this definition of "Net Income" or "Net Loss" shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

          (b)  Any expenditure of the Partnership described in Code
     Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss," shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

          (c) In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

          (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

          (e) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

          (f) To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

          (g) Notwithstanding any other provision of this definition of "Net Income" or "Net Loss," any item that is specially allocated pursuant to
     Section 6.3 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of "Net Income" or "Net Loss."

     "Net Rent" shall mean:

          (i) the annualized amount of base rent due from tenants of the Property as of the date of delivery of the Call Notice;

          (ii) less a management fee equal to three percent (3%) of the amount determined pursuant to subclause (i) above;

          (iii) less a capital expense reserve equal to ten cents ($.10) multiplied by the number of rentable square feet comprising the Property as of the date of the Call Notice;

          (iv) less a vacancy allowance on non-Credit Tenants equal to five percent (5%) of the amount of rent in subclause (i) above which is due from tenants which are not Credit Tenants; provided however that if the Occupancy Rate as of the date of delivery of the Call Notice is more than ninety-five percent (95%), the amount of the reduction pursuant to this clause (iv) shall be zero (0);

          (v) less unrecoverable triple net charges calculated on the greater of (a) the rentable square feet of the Property which are not occupied by tenants whose rent is included in subclause (i) above, or (b) five percent (5%) of the rentable square feet of the Property occupied by non-Credit Tenants as of the date of the delivery of the Call Notice.

     "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations
Section 1.704-2(c).

     "Nonrecourse Liability" has the meaning set forth in Regulations
Section 1.752-1(a)(2).

     "Notice of Redemption" means the Notice of Redemption substantially in the form of Exhibit C attached to this Agreement.

     "Occupancy Rate" means the fraction, expressed as a percentage, where the numerator is the number of rentable square feet occupied by tenants whose rent is included in subclause (i) of the definition of Net Rent divided by (ii) the rentable square feet comprising the Property as of the date of delivery of the Call Notice.

     "Original Limited Partners" means the Persons executing a Partner Schedule together with the General Partner and being admitted to the Partnership either as an initial Limited Partner or as an Additional Limited Partner; provided, however, that "Original Limited Partners" does not include any Assignee or other transferee, including, without limitation, any Substituted Limited Partner succeeding to all or any part of the Partnership Interest of any such Person. The initial Original Limited Partners are listed on Exhibit A attached hereto.

     "Ownership Limit" means the applicable restriction on ownership of shares of the General Partner imposed under the Charter.

     "Partner" means the General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

     "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

     "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

     "Partner Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

     "Partner Schedule" means a schedule, substantially in the form attached hereto as Exhibit D and executed by the General Partner and a Limited Partner (including any Original Limited Partner and any Substituted Limited Partner), that shall set forth, with respect to a Limited Partner to which Partnership Units are issued pursuant to this Agreement, (a) the Gross Asset Values, as determined by the General Partner and agreed to by the contributing Limited Partner, for any Contributed Properties contributed by such contributing Limited Partner and (b) the initial Partnership Units issued to such Limited Partner.

     "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

     "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

     "Partnership Minimum Gain" has the meaning set forth in Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

     "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall generally be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of a distribution.

     "Partnership Unit" means a fractional share of the Partnership Interests of all Partners issued pursuant to Section 4.1, Section 4.2 or Section 4.4 hereof, provided, however, that the General Partner Interest and the Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement. The ownership of Partnership Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by the form of certificate for Partnership Units attached hereto as Exhibit E.

     "Permitted Transfer" has the meaning set forth in Section 11.3.A hereof.

     "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

     "Pledge" has the meaning set forth in Section 11.3.A hereof.

     "Primary Offering Notice" has the meaning set forth in Section 8.6.F(4) hereof.

     "Property" means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time.

     "Qualified Transferee" means an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

     "Qualifying Party" means (a) an Original Limited Partner, (b) an Additional Limited Partner (unless otherwise provided in the applicable Partner Schedule),
(c) a Designated Party that is either a Substituted Limited Partner or an Assignee, (d) a Family Member, or a lending institution as the pledgee of a Pledge, who is the transferee in a Permitted Transfer or (e) with respect to any Notice of Redemption delivered to the General Partner within the time period set forth in Section 11.3.A(4) hereof, a Substituted Limited Partner succeeding to all or part of the Limited Partner Interest of (i) an Original Limited Partner,
(ii) an Additional Limited Partner (unless such Additional Limited Partner was not a Qualifying Party), (iii) a Designated Party that is either a Substituted Limited Partner or an Assignee or (iv) a Family Member, or a lending institution as the pledgee of a Pledge, who is the transferee in a Permitted Transfer.

     "Redemption" has the meaning set forth in Section 8.6.A hereof.

     "Registrable Shares" has the meaning set forth in Section 8.6.D(2) hereof.

     "Regulations" means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Regulatory Allocations" has the meaning set forth in Section 6.3.B(h) hereof.

     "REIT" means a real estate investment trust qualifying under Code
Section 856.

     "REIT Partner" means a Partner or Assignee that is, or has made an election to qualify as, a REIT.

     "REIT Payment" has the meaning set forth in Section 15.11 hereof.

     "REIT Requirements" has the meaning set forth in Section 5.1 hereof.

     "Related Party" means, with respect to any Person, any other Person whose direct or indirect ownership of shares of the General Partner's capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(B)).

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means tile Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Specified Redemption Date" means the later of the thirtieth (30th) calendar day (or, if such day is not a Business Day, the next following Business
Day) after (a) the receipt by the General Partner of a Notice of Redemption or
(b) the date such Notice of Redemption was to have been submitted by a Limited Partner pursuant to Section 8.7; provided, however, that the Specified Redemption Date, as well as the closing of a Redemption, or an acquisition of Tendered Units by the General Partner pursuant to Section 8.7 hereof, on any Specified Redemption Date, may be deferred, in the General Partner's sole and absolute discretion, for such time (but in any event not more than one hundred fifty (150) days in the aggregate) as may reasonably be required to effect, as applicable, (i) any necessary funding arrangements, (ii) compliance with the Securities Act or other law (including, but not limited to, (a) state "blue sky" or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature.

     "Subsidiary" means. with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Partnership, "Subsidiary" means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership and not as an association or publicly traded partnership taxable as a corporation) of which the Partnership is a member unless the General Partner has received an unqualified opinion from independent counsel of recognized standing, or a ruling from the IRS, that the ownership of shares of stock of a corporation or other entity will not jeopardize the General Partner's status as a REIT, in which event the term "Subsidiary" shall include the corporation or other entity which is the subject of such opinion or ruling.

     "Substituted Limited Partner" means an Assignee who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof. The term "Substituted Limited Partner" shall not include any Additional Limited Partner.

     "Tax Items" has the meaning set forth in Section 6.4.A hereof.

     "Tendered Units" has the meaning set forth in Section 8.7 hereof.

     "Tendering Party" has the meaning set forth in Section 8.7 hereof.

     "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

     "Transfer," when used with respect to a Partnership Unit or all or any portion of a Partnership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that, when the term is used in Article 11 hereof, Transfer does not include any redemption of Partnership Units pursuant to Section 8.7 or
Section 8.8 hereof. The terms "Transferred" and "Transferring" have correlative meanings.

     "Twelve-Month Period" means a twelve-month period ending on the day before the first (1st) anniversary of either (i) the admission of such Qualifying Party as a Limited Partner in the Partnership or (ii) the Transfer of Partnership Units to such Qualifying Party, or on the day before a subsequent anniversary thereof (or, in the case of a period shorter than twelve (12) months, such other period as may be provided in the relevant Partner Schedule).

     "Unitholder" means the General Partner or a Holder of Partnership Units.



                               ARTICLE 2

                        ORGANIZATIONAL MATTERS

     Section 2.1.   Organization

     The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the term and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

     Section 2.2.   Name

     The name of the Partnership is The Price REIT Renaissance Partnership, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

     Section 2.3.   Registered Agent; Principal Office

     The registered agent for service of process on the Partnership in the State of California is HIQ Corporate Services, Inc., or such other agent as the General Partner may from time to time designate. The principal office of the Partnership is located at 145 South Fairfax Avenue, Fourth Floor, Los Angeles, CA 90036, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of California as the General Partner deems advisable.

     Section 2.4.   Power of Attorney

     A. Each Limited Partner and each Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorneys-in-fact, with full power and authority in its name, place and stead to:

          (1) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of California and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms;
     (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, withdrawal, removal, substitution or redemption of any Partner pursuant to, or other events described in, Article 7, Article 11,
     Article 12 or Article 13 hereof or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

          (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

     B. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units or Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm, the action of the General Partner, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

     C. Nothing contained in this Section 2.4 shall be deemed to give the General Partner, any Liquidator or the authorized officers and attorneys in fact the power to act as attorney in fact for any Limited Partner in connection with such Limited Partners right to approve, consent or vote in any matter for which the Limited Partners approval or consent is required under this Agreement.

     Section 2.5.   Term

     The term of the Partnership commenced on the Effective Date, the date that the original Certificate was filed in the office of the Secretary of State of California in accordance with the Act, and shall continue until January 2, 2010 unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.



                               ARTICLE 3

                                PURPOSE

     Section 3.1.   Purpose and Business

     The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act relating to (i) conducting the business of ownership, construction, development, operation and disposition of the property commonly known as the Renaissance Centre located in Altamonte Springs, Florida, as more particularly described in Exhibit B attached hereto and incorporated herein by this reference; and (ii) doing anything necessary or incidental to the foregoing; provided, however, such business may be limited to and conducted in such a manner as to permit the General Partner, in its sole and absolute discretion, at all times to be classified as a REIT.

     Section 3.2.   Powers

     A. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

     B. Notwithstanding any other provision in this Agreement, the General Partner may cause the Partnership to take, or to refrain from taking, any action that, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Code Section 857 or Code Section 4981 or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, its securities or the Partnership, unless such action (or inaction) under clause (i), clause (ii) or clause (iii) above shall have been specifically consented to by the General Partner in writing.

     Section 3.3.   Partnership Only for Purposes Specified

     The Partnership shall be a limited partnership only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

     Section 3.4.   Representations and Warranties by the Limited Partners

     A. Each Limited Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to the Partnership, the General Partner and each other Limited Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Limited Partner will not result in a breach or violation of, or a default under, any material agreement by which such Limited Partner or any of such Limited Partner's property is bound, or any statute, regulation, order or other law to which such Limited Partner is subject, (ii) such Limited Partner is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), (iii) such Limited Partner does not own, directly or indirectly (including by reason of the constructive ownership rules of Code Section 856(d)(5)), (a) nine and eight-tenths percent (9.8%) or more of the total combined voting power of all classes of stock entitled to vote, or nine and eight-tenths percent (9.8%) or more of the total number of shares of all classes of stock, of any corporation that is a tenant of either (I) the General Partner, (II) the Partnership (including any tenant of a property that will, in connection with the admission of such Limited Partner, become a Contributed Property) or (III) any partnership, venture or limited liability company of which the General Partner or the Partnership is a member or (b) an interest of nine and eight-tenths percent (9.8%) or more in the assets or net profits of any tenant of either (I) the General Partner, (II) the Partnership or (including any tenant of a property that will, in connection with the admission of such Limited Partner, become a Contributed Property) (III) any partnership, venture or limited liability company of which the General Partner or the Partnership is a member and (iv) this Agreement is binding upon, and enforceable against, such Limited Partner in accordance with its terms.

     B. Each Limited Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to the Partnership, the General Partner and each other Limited Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or shareholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws, as the case may be, any material agreement by which such Limited Partner or any of such Limited Partner's properties or any of its partners, members, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Limited Partner or any of its partners, members, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (iii) such Limited Partner is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), (iv) such Limited Partner does not own, directly or indirectly (including by reason of the constructive ownership rules of Code
Section 856(d)(5)), (a) nine and eight-tenths percent (9.8%) or more of the total combined voting power of all classes of stock entitled to vote, or nine and eight-tenths percent (9.8%) or more of the total number of shares of all classes of stock, of any corporation that is a tenant of either (I) the General Partner, (II) the Partnership (including any tenant of a property that will, in connection with the admission of such Limited Partner, became a Contributed Property) or (III) any partnership, venture or limited liability company of which the General Partner or the Partnership is a member or (b) an interest of nine and eight-tenths percent (9.8%) or more in the assets or net profits of any tenant of either (I) the General Partner, (II) the Partnership (including any tenant of a property that will, in connection with the admission of such Limited Partner, became a Contributed Property) or (III) any partnership, venture or limited liability company of which the General Partner or the Partnership is a member and (v) this Agreement is binding upon, and enforceable against, such Limited Partner in accordance with its terms.

     C. Each Limited Partner (including, without limitation, each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Limited Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

     D. The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof shall survive the execution and delivery of this Agreement by each Limited Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership. The General Partner may, in its sole and absolute discretion on behalf of the Partnership and its Partners, grant waivers and exceptions to the representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof, but any such waiver or exception must be in writing, must refer to this Section 3.4.D) and must describe with particularity the representation or warranty as to which such waiver or exception shall apply.

     E. Each Limited Partner (including, without limitation, each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, tax consequences of any sort (including, without limitation, the tax consequences resulting from making a Capital Contribution, being admitted to the Partnership or being allocated Tax Items), cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Limited Partner shall not constitute any representation or warranty of any kind or nature, express or implied.


                               ARTICLE 4

                         CAPITAL CONTRIBUTIONS

     Section 4.1.   Capital Contributions of the Initial Partners

     At the time of the execution of this Agreement, each initial Limited Partner shall make the Capital Contribution as set forth in the Partner Schedule for such Partner, and the General Partner shall make the Capital Contribution shown on Exhibit A attached hereto. Each initial Limited Partner shall own Partnership Units in the amount set forth for such Partner in the Partner Schedule with respect to such Partner, as the same may be amended from time to time. The General Partner shall initially own Partnership Units in the amount set forth for the General Partner on Exhibit A attached hereto. Except as provided in a particular Partner Schedule, by law or in Section 4.4.D or
Section 10.4 hereof, the Partners shall have no obligation or right to make any additional Capital Contributions or loans to the Partnership.

     Section 4.2.   Additional Limited Partners

     The General Partner is authorized to admit one or more Additional Limited Partners to the Partnership from time to time, on terms and conditions and for such Capital Contributions as may established by the General Partner in its sole and absolute discretion; provided, however, the Partnership may not acquire additional Properties by means of Capital Contributions by other persons. No action or consent by the Limited Partners shall be required in connection with the admission of any Additional Limited Partner.

     Section 4.3.   Loans by Third Parties

     The Partnership may incur or assume Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements, for any purpose, upon such terms as the General Partner determines appropriate; provided, however, that the Partnership shall not incur or assume any Debt under which a breach, violation or default would be deemed to occur by virtue of the Transfer of any Limited Partner Interest or General Partner Interest; provided, further, that any Debt shall be nonrecourse to the General Partner unless the General Partner otherwise agrees.

     Section 4.4.   Additional Funding and Capital Contributions

     A. General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds ("Additional Funds") for such purposes as the General Partner may determine. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.4 or, alternatively, the terms of Section 4.3 hereof. No Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

     B. Notice of Additional Funds Requirement. Other than with respect to the Existing Loan, which is to be acquired by the General Partner upon the contribution of the Property, the General Partner shall give written notice (the "Funding Notice") to the Limited Partners of the need for Additional Funds and the anticipated source(s) thereof.

     C. General Partner Loans. If no irrevocable election to Loan its prorata share of Additional Funds ("Loan Election"), is received by General Partner from a Limited Partner within five (5) Business Days after the date of the Funding Notice, the General Partner may enter into a Funding Debt and lend the Additional Funds to the Partnership (a "General Partner Loan"). If the General Partner enters into such a Funding Debt, the General Partner Loan will consist of the net proceeds from such Funding Debt and, to the extent permitted by law, will be on the same terms and conditions, including interest rate and repayment schedule, and providing for the reimbursement of costs and expenses, as shall be applicable with respect to or incurred in connection with such Funding Debt.
The parties hereto agree that the interest rate for a General Partner Loan shall be equal to eleven percent (11%) per annum (so long as such interest rate is then permitted under applicable law).

     D. Participating Partner Loans. If a Funding Notice is given to the Limited Partners, and a Loan Election is timely received from a Limited Partner, the General Partner and Limited Partner may enter into a Funding Debt and lend the Additional Funds to the Partnership (a "Partner Loan") on a prorata basis. If the Partners enter into such a Funding Debt, the Partner Loan will consist of the net proceeds from such Funding Debt and, to the extent permitted by law, will be on the same terms and conditions, including interest rate and repayment schedule, and providing for the reimbursement of costs and expenses, as shall be applicable with respect to or incurred in connection with such Funding Debt.
The parties hereto agree that the interest rate for a Partner Loan shall be equal to the Capitalization Rate (so long as such interest rate is then permitted under applicable law).

     Section 4.5.   No Interest; No Return

     No Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.


                               ARTICLE 5

                             DISTRIBUTIONS

     Section 5.1.   Requirement and Characterization of Distributions

     The General Partner shall cause the Partnership to distribute quarterly (or, with respect to a particular Holder of Partnership Units, in installments upon such other frequency as may be provided in the relevant Partner Schedule) such portion of Available Cash as the General Partner may determine in its sole and absolute discretion to the Unitholders on the Partnership Record Date with respect to such quarter (or other period as the General Partner may in its sole and absolute discretion determine), (a) ninety-nine percent (99%) to the General Partner and (b) one percent (1%) to the Limited Partners in proportion to their Partnership Units as of the Partnership Record Date.

     The General Partner in its sole and absolute discretion may distribute to the Unitholders Available Cash in accordance with foregoing priorities on a more frequent basis and provide for an appropriate record date. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the General Partner's qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the General Partner to pay shareholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (the "REIT Requirements") and (b) avoid any federal income or excise tax liability of the General Partner.

     Section 5.2.   Distributions in Kind

     No right is given to any Unitholder to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets to the Unitholders, and, subject to Section 8.8 hereof, such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10 hereof.

     Section 5.3.   Amounts Withheld

     All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Unitholder shall be treated as amounts paid or distributed to such Unitholder pursuant to Section 5.1 hereof for all purposes under this Agreement.

     Section 5.4.   Distributions Upon Liquidation

     Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Unitholders in accordance with Section 13.2 hereof.

     Section 5.5.   Restricted Distributions

     Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Unitholder on account of its Partnership Interest or interest in Partnership Units if such distribution would violate the Act or other applicable law.


                               ARTICLE 6

                              ALLOCATIONS

     Section 6.1.    Timing and Amount of Allocations of Net Income and
                    Net Loss

     Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Fiscal Year of the Partnership as of the end of each such year. Except as otherwise provided in this Article 6, and subject to
Section 11.6.C hereof, an allocation to a Unitholder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

     Section 6.2.   General Allocations

     Except as otherwise provided in this Article 6 and subject to Section 11.6.C hereafter, Net Income and Net Loss shall be allocated as follows:

          (1)  ninety-nine percent (99%) to the General Partner; and

          (2) one percent (1%) to the Limited Partners in proportion to their respective Partnership Units at the end of each Fiscal Year.

Notwithstanding anything to the contrary in this Agreement, the Limited Partners shall at all times while they are Limited Partners in the Partnership have no less than one percent (1%) of the income, gain, deduction, loss, and credit of the Partnership.

     Section 6.3.   Additional Allocation Provisions

     Notwithstanding the foregoing provisions of this Article 6:

     A.   Regulatory Allocations

          (a) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of
     Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Unitholder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Unitholder's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(i)(2). This Section 6.3.B(a) is
     intended to qualify as a "minimum gain chargeback" within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

          (b) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3.B(a) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Unitholder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Unitholder's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations
     Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner, Limited Partner and other Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This
     Section 6.3.B(b) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulations
     Section 1.704-2(i) and shall be interpreted consistently therewith.

          (c) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holders of Partnership Units in accordance with their Partnership Units. Any Partner Nonrecourse Deductions for any Fiscal Year shall be special allocated to the Unitholder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations
     Section 1.704-2(i).

          (d) Qualified Income Offset. If any Unitholder unexpectedly receives an adjustment, allocation or distribution described in Regulations
     Section 1.704-1(b)(2)(ii)(d)(4),(5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-l(b)(2)(ii)(d), to such Unitholder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Unitholder as quickly as possible, provided that an allocation pursuant to this Section 6.3.B(d) shall be made if and only to the extent that such Unitholder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.B(d) were not in the Agreement. It is intended that this Section 6.3.B(d) qualify and be construed as a "qualified income offset" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          (e) Gross Income Allocation. In the event that any Unitholder has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount (if any) that such Unitholder is obligated to restore to the Partnership upon complete liquidation of such Unitholder's Partnership Interest and (ii) the amount that such Unitholder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Unitholder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3.B(e) shall be made if and only to the extent that such Unitholder would have a deficit Capital Account in excess of such sum after all other allocations provided in this
     Article 6 have been tentatively made as if this Section 6.3.B(e) and
     Section 6.3.B(d) hereof were not in the Agreement.

          (f) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder of Partnership Units, such allocation of Net Loss shall be reallocated among the other Holders of Partnership Units in accordance with their respective Partnership Units, subject to the limitations of this Section 6.3.B(f).

          (g) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be
     taken into account in determining Capital Accounts as the result of a distribution to a Holder of Partnership Units in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their Partnership Units in the event that Regulations
     Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holders to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

          (h) Curative Allocations. The allocations set forth in Sections 6.3.B(a), (b), (c), (d), (e), (f) and (g) hereof (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.l hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Unitholders so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Unitholder shall be equal to the net amount that would have been allocated to each such Unitholder if the Regulatory Allocations had not occurred.

     B. Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder's proportional share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder's interest in Partnership profits shall be such Holder's share of Partnership Units.

     Section 6.4.   Tax Allocations

     A. In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Unitholders in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

     B.   Allocations Respecting Section 704(c) Revaluations.  Notwithstanding
Section 6.4.A hereof, Tax Items with respect to Property that is contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Unitholders, for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner, including, without limitation, the "traditional method" as described in Regulations Section 1.704-3(b). In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection
(b) of the definition of "Gross Asset Value," subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations.

     Section 6.5.   Other Provisions

     A. Other Allocations Upon Change in Law. In the event that the Code or any Regulations require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Article 6, the General Partner is hereby authorized to make new allocations in reliance on the Code and such Regulations, such new allocations shall be deemed to be made pursuant to the fiduciary duty of the General Partner to the Partnership and the other Partners, and no such new allocation shall give rise to any claim or cause of action by any Partner.

     B. Consistent Tax Reporting. The Partners acknowledge and are aware of the income tax consequences of the allocations made by this Article 6 and hereby agree to be bound by the provisions of this Article 6 in reporting their shares of Net Income, Net Losses and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes.


                               ARTICLE 7

                 MANAGEMENT AND OPERATIONS OF BUSINESS

     Section 7.1.   Management

     A. Except as otherwise expressly provided in this Agreement including, without limitation, Sections 7.3 B and 13.1 hereof, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Partners with or without cause, except with the Consent of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Sections 7.3 B and 13.1, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including without limitation:

          (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner qualifies as a REIT) to avoid the payment of any federal income tax including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distributions to its shareholders sufficient to permit the General Partner to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Partnership;

          (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

          (3) the acquisition, sale, transfer, exchange or other disposition of any assets of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

          (4) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership (including, without limitation, any Contributed Property), the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership's Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to and equity investments in the Partnership's Subsidiaries;

          (5) the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation, any Contributed Property, or other asset of the Partnership or any Subsidiary;

          (6) the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with property managers (including, without limitation, as to any Contributed Property or other Property, contracting with the contributing or any other Limited Partner or its Affiliates for property management services), contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

          (7) the distribution of partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;

          (8) the selection and dismissal of employees of the Partnership or the General Partner (including, without limitation, employees having titles or offices such as "president," "vice president," "secretary" and "treasurer"), and agents, outside attorneys, accountants, consultants and contractors of the Partnership or the General Partner and the determination of their compensation and other terms of employment or hiring;

          (9) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

          (10) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time); provided, however, that, as long as the General Partner has determined to continue to qualify as a REIT, the General Partner may not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a REIT;

          (11) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

          (12) the undertaking of any action in connection with the Partnership's direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

          (13) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt, provided that such methods are otherwise consistent with the requirements of this Agreement;

          (14) the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner's contribution of property or assets to the Partnership;

          (15) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

          (16) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

          (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

          (18) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

          (19) the issuance of additional Partnership Units, as appropriate and in the General Partner's sole and absolute discretion, in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof; and

          (20) an election to dissolve the Partnership pursuant to
     Section 13.1.C hereof.

     B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3 hereof), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

     C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

     D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

     E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement so long as the action or inaction is taken in good faith.

     Section 7.2.   Certificate of Limited Partnership

     To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of California and each other state, the District of Columbia or any other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of California and any other state, or the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property.

     Section 7.3.   Restrictions on General Partner's Authority

     A. The General Partner may not take any action in contravention of this Agreement. Specifically (but without limitation), the General Partner may not:

          (1) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

          (2) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

          (3) admit a Person as a Partner, except as otherwise provided in this Agreement, or

          (4) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act.

     B. The General Partner shall not, without the prior consent of all the Limited Partners, undertake, on behalf of the Partnership, any of the following actions or enter into any transaction that would have the effect of such transactions:

          (1) except as otherwise specifically provided in this Agreement, amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of Partners pursuant to
     Article 11 or Article 12 hereof;

          (2) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

          (3) institute any proceeding for bankruptcy on behalf of the Partnership;

          (4) subject to the rights of Transfer provided in Section 11.2 hereof, approve or acquiesce to the Transfer of the Partnership Interest of the General Partner, or admit into the Partnership any additional or successor General Partners; or

          (5) on or prior to January 2, 2005, sell, convey, contribute or otherwise transfer the Property or satisfy or pay down the principal of the $7,000,000 loan secured by the Property; or

          (6) after January 2, 2001 sell, convey, contribute or otherwise transfer the Property or satisfy or pay down the principal of the $7,000,000 loan secured by the Property unless (i) in General Partner's reasonable judgment, a material adverse change has occurred in the economic condition of the Property and (ii) the sale, conveyance or other transfer is a bona fide transfer to a Person unaffiliated with the General Partner.

     C. Notwithstanding Section 7.3.B hereof, the General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

          (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

          (2) to reflect the admission, substitution or withdrawal of Partners or the termination of the Partnership in accordance with this Agreement, and to amend Exhibit A in connection with such admission, substitution or withdrawal;

          (3) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters, arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

          (4) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

          (5) to reflect such changes as are reasonably necessary for the General Partner to maintain its status as a REIT or to satisfy the REIT Requirements; and

          (6) to modify the manner in which Capital Accounts are computed (but only to the extent set forth in the definition of "Capital Account" or contemplated by the Code or the Regulations).

The General Partner will provide notice to the Limited Partners when any action under this Section 7.3.C is taken.

     D. Notwithstanding Section 7.3.B and 7.3.C hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely affected, if such amendment or action would
(i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5 or
Section 13.2.A(4) hereof, or the allocations specified in Article 6 hereof (except in any case as permitted pursuant to Sections 4.4 and 7.3.C hereof),
(iv) alter or modify the Cash Amount or (v) amend this Section 7.3.D. Further, no amendment may alter the restrictions on the General Partner's authority set forth elsewhere in this Section 7.3 without the Consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

     Section 7.4.   Reimbursement of the General Partner

     A. The General Partner shall not be compensated for its services as general partner of the Partnership except as provided elsewhere in this Agreement (including the provisions of Articles 5 and 6 hereof regarding distributions, payments and allocations to which it may be entitled in its capacity as the General Partner).

     B. Subject to Sections 7.4.C and 15.11 hereof, the Partnership shall be liable, and shall reimburse the General Partner on a monthly basis (or such other basis as the General Partner may determine in its sole and absolute discretion), for all sums expended in connection with the Partnership's business. Any such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 7.7 hereof. Notwithstanding the foregoing, the Initial Limited Partner agrees that it shall be liable, and shall reimburse the Partnership on a monthly basis (or such other basis but not more frequently than monthly as the General Partner may determine in its sole and absolute discretion), for all sums expended in connection with the formation and/or maintenance of the Partnership (noninclusive of sums expended with respect to the management and operation of the Property, which shall be reimbursable to the General Partner by the Partnership), including the actual cost of (i) filing fees, (ii) Partnership accounting, (iii) communications with Partners, (iv) legal services, and (v) tax services. The Limited Partners further agree that, notwithstanding anything to the contrary in this Agreement, the General Partner may pay to the Partnership, from any distributions due to the Limited Partners hereunder, the full amount of any such reimbursements which have not been paid by the Limited Partners as of the date of such disbursement.

     C. To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership. Subject to Section 15.11 hereof, reimbursements to the General Partner or any of its Affiliates by the Partnership shall be allowed for the actual cost to the General Partner or any of its Affiliates of operating and other expenses of the Partnership, including, without limitation, the actual cost of goods, materials and administrative services related to (i) Partnership operations, (ii) Partnership accounting,
(iii) communications with Partners, (iv) legal services, (v) tax services, (vi) computer services, (vii) risk management, (viii) mileage and travel expenses and
(ix) such other related operational and administrative expenses as are necessary for the prudent organization and operation of the Partnership. "Actual cost of goods and materials" means the actual cost to the General Partner or any of its Affiliates of goods and materials used for or by the Partnership obtained from entities not affiliated with the General Partner, and "actual cost of administrative services" means the pro rata cost of personnel (as if such persons were employees of the Partnership) providing administrative services to the Partnership. The cost for such services to be reimbursed to the General Partner or any Affiliate thereof shall be the lesser of the General Partner's or Affiliate's actual cost, or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. Notwithstanding the foregoing, the Partnership shall not reimburse the General Partner or any Affiliate thereof under this Section 7.4 for:

          (1) Any rent, depreciation, utilities or other administrative items generally constituting the General Partner's or Affiliate's overhead; or

          (2) Any of the salaries or fringe benefits incurred or allocated to any Controlling Person of any General Partner or any Affiliate thereof.

Subject to Section 15.11 hereof, reimbursements to the General Partner or any of its Affiliates by the Partnership pursuant to this Section 7.4 shall be treated as "guaranteed payments" within the meaning of Code Section 707(c).

     Section 7.5.   Other Business of General Partner

     The General Partner may engage independently or with others in other business ventures of every nature and description, including, without limitation, the ownership of other properties and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the General Partner or any Affiliate of the General Partner from dealing, or otherwise engaging in business with, Persons transacting business with the Partnership, or from providing services related to the purchase, sale, financing, management, development or operation of real or personal property and receiving compensation therefor, not involving any rebate or reciprocal arrangement that would have the effect of circumventing any restriction set forth herein upon dealings with the General Partner or any Affiliate of the General Partner. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the Partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

     Section 7.6.   Contracts with Affiliates

     A. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

     B. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

     Section 7.7.   Indemnification

     A. To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership ("Actions") as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) for willful misconduct or a knowing violation of the law, (ii) for any transaction for which such Indemnitee received an improper personal benefit in violation or breach of any provision of this Agreement or
(iii) for its obligation under any guaranty. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject
to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7.A that the Partnership indemnify each Indemnitee to the fullest extent permitted by law. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this
Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

     B. To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

     C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

     D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Person, as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     E. Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) such Indemnitee's intentional misconduct or knowing violation of the law, (ii) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law, or (iii) any obligation under a guaranty.

     F. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     I. It is the intent of the Partners that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.7 shall be treated as "guaranteed payments" within the meaning of Code Section 707(c).

     Section 7.8.   Liability of the General Partner

     A. Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor any of its directors or officers shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner or such director or officer acted in good faith.

     B. The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner's shareholders collectively and that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the General Partner's shareholders (including, without limitation, the tax consequences to Limited Partners, Assignees or the General Partner's shareholders) in deciding whether to cause the Partnership to take (or decline to take) any actions.

     C.   Subject to its obligations and duties as General Partner set forth in
Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents (subject to the supervision and control of the General Partner). The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

     D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's, and its officers' and directors', liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     E. Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partner(s), for the debts or liabilities of the Partnership or the Partnership's obligations hereunder, and the full recourse of the other Partner(s) shall be limited to the interest of that Partner in the Partnership. To the fullest extent permitted by law, no officer, director or shareholder of the General Partner shall be liable to the Partnership for money damages except for (i) active and deliberate dishonesty established by a non-appealable final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.

     F. To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such General Partner.

     Section 7.9.   Other Matters Concerning the General Partner

     A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

     D. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT, (ii) for the General Partner otherwise to satisfy the REIT Requirements or (iii) to avoid the General Partner incurring any taxes under Code Section 857 or Code Section 4981, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

     Section 7.10.  Title to Partnership Assets

     Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, she have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

     Section 7.11.  Reliance by Third Parties

     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially,. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.


                               ARTICLE 8

               RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     Section 8.1.   Limitation of Liability

     The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement (including, without limitation, Section 10.4 hereof) or under the Act.

     Section 8.2.   Management of Business

     No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

     Section 8.3.   Outside Activities of Limited Partners

     Subject to any agreements entered into pursuant to Section 7.6.D hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate or partner of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6.D hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

     Section 8.4.   Return of Capital

     No Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Article 6 hereof or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

     Section 8.5.   Rights of Limited Partners Relating to the Partnership

     A. In addition to other rights provided by this Agreement or by the Act, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a Limited Partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

          (1) to obtain a copy of (i) the most recent annual and quarterly reports filed with the SEC by the General Partner pursuant to the Exchange Act and (ii) each report or other written communication sent to the shareholders of the General Partner;

          (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Fiscal Year;

          (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner,

          (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

          (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and that each Partner has agreed to contribute in the future, and the date on which each became a Partner.

     B. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the General Partner or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

     Section 8.6.   Intentionally Omitted



     Section 8.7.   Partnership Right to Call Limited Partner Interests

     Notwithstanding any other provision of this Agreement, after January 2, 2005, the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests by notice to such Limited Partner ("Call Notice") that the Partnership has elected to exercise its rights under this Section 8.7. Within ten (10) Business Days after receipt of the Call Notice, the Tendering Party shall deliver to the General Partner a Notice of Redemption and, on the Specified Redemption Date the Tendering Party shall sell the Tendered Units to the General Partner in exchange for the Cash Amount. In such event, the Limited Partner holding the Limited Partner Interest to be redeemed shall be the "Tendering Party" and the entirety of such Limited Partner Interest shall be the "Tendered Units." In the event that Tendering Party fails to deliver a Notice of Redemption to the General Partner as required above, an executed Notice of Redemption shall be deemed delivered as of ten (10) Business Days after receipt of the Call Notice, the Cash Amount shall be paid in a manner consistent with the last distribution to Tendering Party pursuant to this Agreement and the General Partner may take such steps as necessary to transfer the Tendered Units to General Partner, including cancellation and reissuance of the Tendered Units. All Partnership Units acquired by the General Partner pursuant to this Section 8.7 hereof shall automatically, and without further action required, be converted into and deemed to be General Partner Interests comprised of the same number of Partnership Units.

     Section 8.8.   Other Redemptions

     Nothing in this Agreement shall preclude the redemption of a Limited Partner Interest or Partnership Units by the Partnership upon such terms and conditions as may be negotiated between the Limited Partner or Assignee holding such Limited Partner Interest or Partnership Units, on the one hand, and the General Partner, on the other hand, in their sole and absolute discretion. Such a redemption may include, without limitation, the payment of cash by the Partnership to the Limited Partner or Assignee, in a lump sum or in installments, or the distribution in kind of Partnership assets to such Limited Partner or Assignee (which assets may be encumbered), including assets to be designated by the Limited Partner or Assignee and acquired (with or without debt financing) by the Partnership. Upon any such redemption, the Partnership Units and Limited Partner Interest redeemed and the applicable Partner Schedule shall be canceled and Exhibit A shall be amended as appropriate to reflect such redemption. In effecting any such redemption by negotiated agreement, none of the Partnership, the General Partner, the Limited Partner and the Assignee, as the case may be, shall incur any liability to any other Holder of Partnership Units or have any duty to offer the same or similar terms for redemption of any other Limited Partner Interest or Partnership Units.


                               ARTICLE 9

               BOOKS, RECORDS, ACCOUNTING AND REPORTS

     Section 9.1.   Records and Accounting

     A. The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5.A or Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

     B. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles.

     Section 9.2.   Fiscal Year

     The Fiscal Year of the Partnership shall be the calendar year.

     Section 9.3.   Reports

     A.   As soon as practicable, but in no event later than one hundred five
(105) days after the close of each Fiscal Year, the General Partner shall cause to be mailed to each Limited Partner of record as of the close of the Fiscal Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Fiscal Year, presented in accordance with generally accepted accounting principles. Such statements of the Partnership need not be audited if such statements are consolidated with audited financial statements of the General Partner.

     B.   As soon as practicable, but in no event later than one hundred five
(105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner, of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner, if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate.


                               ARTICLE 10

                               TAX MATTERS

     Section 10.1.  Preparation of Tax Returns

     The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

     Section 10.2.  Tax Elections

     Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code
Section 754 and the election to use the "recurring item" method of accounting provided under Code Section 461(h) with respect to property taxes imposed on the Partnership's Properties; provided, however, that, if the "recurring item" method of accounting is elected with respect to such property taxes, the Partnership shall pay the applicable property taxes prior to the date provided in Code Section 461(h) for purposes of determining economic performance. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections 461(h) and 754) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

     Section 10.3.  Tax Matters Partner

     A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable. At the request of any Limited Partner, the General Partner agrees to consult with such Limited Partner with respect to the preparation and filing of any returns and with respect to any subsequent audit or litigation relating to such returns; provided, however, that the filing of such returns shall be in the sole and absolute discretion of the General Partner.

     B.   The tax matters partner is authorized, but not required:

          (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or
     (ii) who is a "notice partner" (as defined in Code Section 6231) or a member of a "notice group" (as defined in Code Section 6223(b)(2));

          (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

          (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

          (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

          (5) to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

          (6) to take any other action on behalf of the Partners in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

     The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

     Section 10.4.  Withholding

     Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless
(i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Funds of the Partnership that would, but for such payment, be distributed to the Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this
Section 10.4. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the WALL STREET JOURNAL, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.


                               ARTICLE 11

                       TRANSFERS AND WITHDRAWALS

     Section 11.1.  Transfer

     A. No part of the interest of a Partner shall be subject to the claims of any creditor, to the claims of any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

     B. No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio.

     Section 11.2.  Transfer of General Partner's Partnership Interest

     A. The General Partner may not Transfer any of its General Partner Interest or withdraw from the Partnership except as provided in Sections 11.2.B and 11.2.C hereof.

     B. The General Partner shall not withdraw from the Partnership and shall not Transfer all or any portion of its interest in the Partnership (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Limited Partners, which Consent may be given or withheld in the sole and absolute discretion of the Limited Partners; provided that no Consent of the Limited Partners shall be necessary (a) after January 2, 2005, nor (b) after January 2, 2001 pursuant to Section 7.3(B)(6), nor (c) if the General Partner shall Transfer its interest in the Partnership to a Person who will assume the obligations of General Partner. Upon any Transfer of such a Partnership Interest pursuant to the Consent of the Limited Partners and otherwise in accordance with the provisions of this Section 11.2.B, the transferee shall become a successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest, and such Transfer shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners.
In the event that the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the bankruptcy of the General Partner, a majority in interest of the remaining Partners may elect to continue the Partnership business by selecting a successor General Partner in accordance with the Act.

     Section 11.3.  Limited Partners' Rights to Transfer

     A. General. No Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion; provided, however, that any Limited Partner may, at any time, without the consent of the General Partner, transfer all or part of its Partnership Interest to any Designated Party, any Controlled Entity or any Affiliate, provided that the transferee is, in any such case, a Qualified Transferee (any Transfer permitted by this proviso is hereinafter referred to as a "Permitted Transfer"), subject to the provisions of Section 11.6 hereof and to satisfaction of each of the following conditions:

          (1) General Partner Right of First Refusal. The transferring Partner shall give written notice of the proposed Transfer to the General Partner, which notice shall state (i) the identity of the proposed transferee and
     (ii) the amount, type and timing of consideration proposed to be received for the Transferred Partnership Units. The General Partner shall have ten
     (10) Business Days upon which to give the Transferring Partner notice of its election to acquire the Partnership Units on the proposed terms. If it so elects, it shall purchase the Partnership Units on such terms within ten
     (10) Business Days after giving notice of such election. If it does not so elect, the Transferring Partner may Transfer such Partnership Units to a third party, on terms no more favorable to the transferee than the proposed terms provided to the General Partner pursuant to clause (ii) above, subject to the other conditions of this Section 11.3.

          (2) Qualified Transferee. Any Transfer of a Partnership Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3.A(3) hereof may be to a separate Qualified Transferee.

          (3) Minimum Transfer Restriction. Any Transferring Partner must Transfer not less than all of the remaining Partnership Units owned by such Transferring Partner; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Partnership Units owned by Affiliates of a Limited Partner shall be considered to be owned by such Limited Partner.

          (4) Transferee Agreement to Effect a Redemption. Any proposed transferee shall deliver to the General Partner a written agreement reasonably satisfactory to the General Partner to the effect that the transferee will, within six (6) months after consummation of the Partnership Units Transfer, tender its Partnership Units for Redemption in accordance with the terms of the Redemption rights provided in Section 8.6 hereof.

          (5) No Further Transfers. The transferee (other than a Designated Party) shall not be permitted to effect any further Transfer of the Partnership Units, other than to the General Partner.

          (6) The proposed transferee shall deliver to the General Partner the representations in clauses (ii) and (iii) of Section 3.4.A, in the case of a proposed transferee that is an individual, or clauses (iii) and (iv) of
     Section 3.4.B, in the case of any other proposed transferee.

It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is a Permitted Transfer that the transferee assume by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Charter that may limit or restrict such transferee's ability to exercise its Redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

     B. Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

     C. Opinion of Counsel. In connection with any Transfer of a Limited Partner Interest, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 11.3 by a Limited Partner of Partnership Interests.

     D. Adverse Tax Consequences. No Transfer by a Limited Partner of its Partnership Interests (including any Redemption, any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership) may be made to any person if (i) in the opinion of legal counsel for the Partnership, it would create a material risk of the Partnership being treated as an association taxable as a corporation, or (ii) such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code
Section 7704.

     Section 11.4.  Substituted Limited Partners

     A. No Limited Partner shall have the right to substitute a transferee (including any Designated Party or other transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Limited Partner in its place. A transferee (including, but not limited to, any Designated Party) of a Limited Partner may be admitted as a Substituted Limited Partner only with the Consent of the General Partner, which Consent may be given or withheld by the General Partner in its sole and absolute discretion. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a Partner Schedule executed by such Assignee and (iii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Assignee's admission as a Substituted Limited Partner.

     B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

     C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name and address of such Substituted Limited Partner and to eliminate, if necessary, the name and address of the predecessor of such Substituted Limited Partner. In addition, the Substituted Limited Partner and the General Partner shall execute a Partner Schedule with respect to such Substituted Limited Partner, which Partner Schedule shall supersede, to the extent necessary, the Partner Schedule for the predecessor of such Substituted Limited Partner.

     Section 11.5.  Assignees

     If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Limited Partner, as described in Section 11.4 hereof, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to Transfer the Partnership Units provided in this Article 11, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement (other than as expressly provided in Section 8.6 hereof with respect to a Qualifying Party that becomes a Tendering Party), and shall not be entitled to effect a Consent or vote with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

     Section 11.6.  General Provisions

     A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner's Partnership Units in accordance with this Article 11, with respect to which the transferee becomes a Substituted Limited Partner, or pursuant to a Redemption (or acquisition by the General Partner) of all of its Partnership Units under
Section 8.6 hereof.

     B. Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article 11 where the transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a Redemption of all of its Partnership Units under Section 8.6 hereof or (iii) to the General Partner, whether or not pursuant to Section 8.6.B hereof, shall cease to be a Limited Partner.

     C. If any Partnership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership or acquired by the General Partner pursuant to Section 8.6 hereof, on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Fiscal Year shall be allocated to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner (including, without limitation, the General Partner in the case of an acquisition of Partnership Units pursuant to Section 8.6 hereof) or Assignee, by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the "daily proration" or "interim closing of the books" method or another permissible method selected by the General Partner in its sole and absolute discretion. Solely for purposes of making such allocations, the General Partner, in its sole and absolute discretion, may determine that each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner or Assignee and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner or the Tendering Party, as the case may be, if such Transfer occurs on or after the fifteenth (15th) day of the month; otherwise such items for such calendar month shall be allocated to the transferor. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner or Assignee.

     D. In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Partnership Interest by any Partner (including any Redemption, any acquisition of Partnership Units by the General Partner or any other acquisition of Partnership Units by the Partnership) be made:

          (a) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest;

          (b)  in violation of applicable law;

          (c) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest;

          (d) in the event that such Transfer would cause the General Partner to cease to comply with the REIT Requirements;

          (e) if such Transfer would, in the opinion of counsel to the Partnership or the General Partner, cause a termination of the Partnership, in either case for federal or state income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Units held by all Limited Partners);

          (f) if such Transfer would, in the opinion of legal counsel to the Partnership, cause the Partnership either (i) to cease to be classified as a partnership or (ii) to be classified as a publicly traded partnership, in either case for federal income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Units held by all Limited Partners);

          (g) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in ERISA Section 3(14)) or a "disqualified person" (as defined in Code Section 4975(c));

          (h) if such Transfer would, in the opinion of legal counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;

          (i) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws;

          (j) if such Transfer would cause the Partnership to have more than one hundred (100) partners (including as partners those persons indirectly owning an interest in the Partnership through a partnership, limited liability company, subchapter S corporation or grantor trust);

          (k) if such Transfer causes the Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; or

          (1) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.


                               ARTICLE 12

                          ADMISSION OF PARTNERS

     Section 12.1.  Admission of Successor General Partner

     A successor to all of the General Partner's General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms, conditions and applicable obligations of this Agreement and such other documents or instruments as may be required to effect the admission.

     Section 12.2.  Admission of Additional Limited Partners

     A. After the admission to the Partnership of the initial Limited Partners on the date hereof, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms, conditions and applicable of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a Partner Schedule executed by such Person and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

     B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

     C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Partners and Assignees for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the "interim closing of the books" method or another permissible method selected by the General Partner in its sole and absolute discretion. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner, in accordance with the principles described in Section 11.6.C hereof. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

     Section 12.3.   Amendment of Agreement and
                Certificate of Limited Partnership

     For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

     Section 12.4.  Admission of Initial Limited Partners

     The Persons listed on Exhibit A as limited partners of the Partnership shall be admitted to the Partnership as Limited Partners upon their execution and delivery of this Agreement.

     Section 12.5.  Limit on Number of Partners

     No Person shall be admitted to the Partnership as a Substituted Limited Partner or an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have more than one hundred (100) Partners, including as Partners for this purpose those Persons indirectly owning an interest in the Partnership through another partnership, a limited liability company, a subchapter S corporation or a grantor trust, or otherwise cause the Partnership to become a reporting company under the Exchange Act.


                               ARTICLE 13

                DISSOLUTION, LIQUIDATION AND TERMINATION

     Section 13.1.  Dissolution

     The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a "Liquidating Event"):

          A.   the expiration of its term as provided in Section 2.5 hereof;

          B. an event of withdrawal, as defined in the Act (including, without limitation, bankruptcy), of the sole General Partner unless, within ninety
     (90) days after the withdrawal, a "majority in interest" of the remaining Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

          C. an election to dissolve the Partnership made by the General Partner on or after the date of delivery of the Call Notice, in its sole and absolute discretion, with or without the consent of all the Limited Partners;

          D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

          E. the occurrence of a Terminating Capital Transaction in accordance with the terms of this Agreement; or

          F. the redemption (or acquisition by the General Partner) of all Partnership Units other than Partnership Units held by the General Partner; or

          G.   upon the consent of all the Limited Partners and the General
     Partner.

     Section 13.2.  Winding Up

     A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. After the occurrence of a Liquidating Event, no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

          (1) First, to the satisfaction of all of the Partnership's debts and liabilities to creditors other than the Partners and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

          (2) Second, to the satisfaction of all of the Partnership's debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 hereof;

          (3) Third, to the satisfaction of all of the Partnership's debts and liabilities to the other Partners and any Assignees (whether by payment or the making of reasonable provision for payment thereof); and

          (4) The balance, if any, to the General Partner, the Limited Partners and any Assignees in accordance with and in proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

     B. Notwithstanding the provisions of Section 13.2.A hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     C. In the event that the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1 (b)(2)(i)(g), distributions shall be made pursuant to this Article 13 to the Partners and Assignees that have positive Capital Accounts in compliance with Regulations Section 1.704- 1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, positive Capital Account balances. If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Article 13 may be withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

     Section 13.3.  Deemed Distribution and Recontribution

     Notwithstanding any other provision of this Article 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership's Property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged and the Partnership's affairs shall not be wound up.
Instead, the Partnership shall be treated for federal income tax purposes as having either (a) distributed the Properties in kind to the Partners and the Assignees, who shall be deemed to have assumed and taken such Property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts, followed by a deemed recontribution of the Partnership Property in kind to the Partnership, which shall be deemed to have assumed and taken such Property subject to all such liabilities, or (b) contributed the Properties to a new partnership in exchange for interests in such new partnership and then liquidated, distributing the interests in such new Partnership to the Partners in accordance with their Capital Accounts, as required by the then-applicable Code and Regulations; provided, however, that nothing in this Section 13.4 shall be deemed to have constituted any Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 hereof.

     Section 13.4.  Rights of Limited Partners

     Except as otherwise provided in this Agreement, (a) each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Limited Partner shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions or allocations.

     Section 13.5.  Notice of Dissolution

     In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to
Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and, in the General Partner's sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner), and the General Partner may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conduct business (as determined in the sole and absolute discretion of the General Partner).

     Section 13.6.  Cancellation of Certificate of Limited Partnership

     Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the State of California, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of California shall be canceled, and such other actions as may be necessary to terminate the Partnership shall be taken.

     Section 13.7.  Reasonable Time for Winding-Up

     A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.


                               ARTICLE 14

                  PROCEDURES FOR ACTIONS AND CONSENTS

                   OF PARTNERS; AMENDMENTS; MEETINGS

     Section 14.1.  Procedures for Actions and Consents of Partners

     The actions requiring consent or approval of Limited Partners pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

     Section 14.2.  Amendments

     Amendments to this Agreement may be proposed by the General Partner or by a Majority in Interest of the Limited Partners. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners.
The General Partner shall seek the written consent of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a consent that is consistent with the General Partner's recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

     Section 14.3.  Meetings of the Partners

     A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by a Majority in Interest of the Limited Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.3.B hereof.

     B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by Partners holding a majority of the Partnership Units (or such other percentage as is expressly required by this Agreement for the action in question). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Partners holding a majority of the Partnership Units (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

     C. Each Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven
(11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy.

     D. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner's shareholders and may be held at the same time as, and as part of, the meetings of the General Partner's shareholders.


                               ARTICLE 15

                           GENERAL PROVISIONS

     Section 15.1.  Addresses and Notice

     Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) (i) in the case of a Partner, to such Partner at the address set forth in Exhibit A (or, if Exhibit A has not been amended to reflect the address of any such Partner, the Partner Schedule with respect to such Partner) or such other address of which the Partner shall notify the General Partner in writing and (ii) in the case of an Assignee, to the address of which such Assignee shall notify the General Partner in writing.

     Section 15.2.  Titles and Captions

     All article or section titles or Captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" or "Sections" are to Articles and Sections of this Agreement.

     Section 15.3.  Pronouns and Plurals

     Whenever the context may requires any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     Section 15.4.  Further Action

     The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     Section 15.5.  Binding Effect

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     Section 15.6.  Waiver

     A. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     B. The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement. and the representations, duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time: provided, however, that any such waiver or relinquishment may not made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners, (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or
(v) violating the Securities Act, the Exchange Act or any state "blue sky" or other securities laws; provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.

     Section 15.7.  Counterparts

     This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or upon execution of a Partner Schedule.

     Section 15.8.  Applicable Law

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

     Section 15.9.  Entire Agreement

     This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership.

     Section 15.10. Invalidity of Provisions

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     Section 15.11. Limitation to Preserve REIT Status

     Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to, for or with respect to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a "REIT Payment"), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Fiscal Year so that the REIT Payments, as so reduced, to, for or with respect to such REIT Partner shall not exceed the lesser of:

          (a) an amount equal to the excess, if any, of (i) four and nine-tenths percent (4.9%) of the REIT Partner's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (H) of Code Section 856(c)(2) over
     (ii) the amount of gross income (within the meaning of Code
     Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (H) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or

          (b) an amount equal to the excess, if any, of (i) twenty-four percent (24%) of the REIT Partner's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (ii) the amount of .gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments);

provided, however, that REIT Payments in excess of the amounts set forth in clauses (a) and (b) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the REIT Partner's ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Fiscal Year as a consequence of the limitations set forth in this Section 15.11, such REIT Payments shall carry over and shall be treated as arising in the following Fiscal Year. The purpose of the limitations contained in this Section 15.11 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner's share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.11 shall be interpreted and applied to effectuate such purpose.

     Section 15.12. No Partition

     No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute to any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

     Section 15.13. No Third-Party Rights Created Hereby

     The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:              INITIAL LIMITED PARTNER:

THE PRICE REIT, INC.,              ALTAMONTE JOINT VENTURE,
a Maryland corporation             a Florida general partnership

By: /JOSEPH KORNWASSER/            By:  RIDA Renaissance Limited Partnership,
Name: Joseph Kornwasser                 a Florida limited partnership and a
Title: President/CEO                    general partner therein

                                   By:  RIDA Realty Investments of Florida,
                                        Inc., a Florida corporation and a
                                        general partner therein

                                        By: /IRA MITZNER/
                                        Name: Ira Mitzner
                                        Title: Vice President

                              By:  Lemac Equities Ltd.,
                                   a Florida limited partnership

                                   By:  Lemac, Inc.,
                                        a Florida corporation

                                        By: /IRA MITZNER/
                                        Name: Ira Mitzner
                                        Title: Vice President






                               EXHIBIT A


                        PARTNERS AND ADDRESSES



GENERAL PARTNER

The Price REIT, Inc.           Initial cash contribution:  $26,433,000.00
                                                       plus closing costs
145 South Fairfax Avenue       Initial Partnership Units:      26,433,000
Fourth Floor
Los Angeles, CA 90036



LIMITED PARTNER

Altamonte Joint Venture                     Initial cash contribution:  0
c/o Rida Development Corporation      Initial Partnership Units:  267,000
5444 Westheimer, Suite 1605
Houston, Texas  77056









                               EXHIBIT B

                          LEGAL DESCRIPTION











                               EXHIBIT C


                        NOTICE OF REDEMPTION

To:  The Price REIT, Inc.
     145 South Fairfax Avenue
     Fourth Floor
     Los Angeles, CA 90036

     The undersigned Limited Partner or Assignee hereby irrevocably tenders Partnership Units in The PRICE REIT Renaissance Partnership, L.P. for redemption in accordance with the terms of the Agreement of Limited Partnership of The PRICE REIT Renaissance Partnership, L.P., dated as of August [21], 1997, as amended (the "Agreement"). The undersigned Limited Partner or Assignee:

          (a) undertakes (i) to surrender such Partnership Units and any certificate therefor on the Specified Redemption Date and (ii) to furnish to the General Partner, prior to the Specified Redemption Date, the documentation, instruments and information required under the Agreement;

          (b) directs that the certified check representing the Cash Amount deliverable on the Specified Redemption Date be delivered to the address specified below;

          (c)  represents, warrants, certifies and agrees that:

               (1) the undersigned Limited Partner or Assignee is a Qualifying Party,

               (2) the undersigned Limited Partner or Assignee has, and on the Specified Redemption Date will have, good, marketable and unencumbered title to such Partnership Units, free and clear of the rights or interests of any other person or entity,

               (3) the undersigned Limited Partner or Assignee has, and on the Specified Redemption Date will have, the full right, power and authority to tender and surrender such Partnership Units as provided herein, and

               (4) the undermined Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

          (d) acknowledges that the undersigned will continue to own such Partnership Units until such redemption transaction closes.

     All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:
                              Name of Limited Partner
                              or Assignee:






                              (Signature of Limited Partner or Assignee)



                              (Street Address)



                              (City)                                   (State)
                              (Zip Code)


                              Signature Guaranteed by:





Issue Check Payable to:



Please insert social security or identifying number:



                               EXHIBIT D

                      FORM OF PARTNER SCHEDULE


                                   [initial or Additional Limited Partner
                                    version]

                         PARTNER SCHEDULE
           THE PRICE REIT RENAISSANCE PARTNERSHIP, L.P.

     THIS PARTNER SCHEDULE is executed by The Price REIT, Inc., a Maryland corporation (the "General Partner"), and the party named below (the "Limited Partner") in respect of The PRICE REIT Renaissance Partnership, L.P., a California limited partnership (the "Partnership").

1.   Name, Address and Taxpayer Identification Number of Limited Partner

     Altamonte Joint Venture
     c/o Rida Development Corporation
     5444 Westheimer, Suite 1605
     Houston, Texas  77056

     TIN:

2.   Capital Contributions by Limited Partner

     Cash contribution:                           $         0

     Contributed Properties:

Contributed Property  Gross Asset Value   Indebtedness Assumed  Net Asset Value
                                          or Taken Subject to
--------------------  -----------------   --------------------  ---------------
Renaissance Center       $33,700,000           $33,433,000         $267,000





3.   Partnership Units

     Partnership Units issued to Limited Partner:                     267,000

4.   Admission of Limited Partner

     The Limited Partner is admitted to the Partnership as a Limited Partner. The General Partner hereby consents to such admission.

5.   Designated Parties

          None






6.   Agreement

     The Limited Partner acknowledges receipt of a copy of, and agrees to be bound by, the Agreement of Limited Partnership, as amended, for the Partnership. The Limited Partner specifically confirms (a) the representations and warranties contained in Section 3.4 of such Agreement of Limited Partnership, as amended, for the Partnership and (b) the grant of the power of attorney set forth in
Section 2.4 of such Agreement.

7.   Additional Terms and Conditions
          None







     IN WITNESS WHEREOF, the parties have executed this Partner Schedule as of the date indicated below.
Dated:  August   , 1997       "General Partner":
                              THE PRICE REIT, INC., as General Partner of THE
                              PRICE REIT RENAISSANCE PARTNERSHIP, L.P.

                              By

                              "Limited Partner":
                             ALTAMONTE JOINT VENTURE,
                              a Florida general partnership
                              By:  RIDA Renaissance Limited Partnership,
                                   a Florida limited partnership and a general
                                   partner therein
                                   By:  RIDA Realty Investments of Florida,
                                        Inc., a Florida corporation and a
                                        general partner therein

                                        By:
                                        Name:
                                        Title:

                              By:  Lemac Equities, Ltd.,
                                   a Florida limited partnership

                                   By:  Lemac, Inc.,
                                        a Florida corporation

                                        By:
                                        Name:
                                        Title:





                                     [Substituted Limited Partner version]

                          PARTNER SCHEDULE
          THE PRICE REIT RENAISSANCE PARTNERSHIP, L.P.

     THIS PARTNER SCHEDULE is executed by The Price REIT, Inc., a Maryland corporation (the "General Partner"), and the party named below (the "Substituted Partner") in respect of The PRICE REIT Renaissance Partnership, L.P., a California limited partnership (the "Partnership").

1.   Name, Address and Taxpayer Identification Number of Substituted Partner




          TIN:

2.   Capital Contributions by Predecessor Partner

     The Substituted Partner has succeeded to the following Capital Contributions made to the Partnership by its predecessor:

     Name of Predecessor:

     Cash contribution:                           $

     Contributed Properties:

Contributed Property  Gross Asset Value   Indebtedness Assumed  Net Asset Value
                                          or Taken Subject to







3.   Partnership Units,

     Partnership Units held by Substituted Partner:

4.   Admission of Substituted Partner

     The Substituted Partner is admitted to the Partnership as a Substituted Limited Partner. The General Partner hereby consents to such admission.

5.   Designated Parties








6.   Agreement

     The Substituted Partner acknowledges receipt of a copy of, and agrees to be bound by, the Agreement of Limited Partnership, as amended, for the Partnership. The Substituted Partner specifically confirms (a) the representations and warranties contained in Section 3.4 of such Agreement of Limited Partnership, as amended, for the Partnership and (b) the grant of the power of attorney set forth in Section 2.4 of such Agreement.

7.   Additional Terms and Conditions















     IN WITNESS WHEREOF, the parties have executed this Partner Schedule as of the date indicated below.

Dated:              , 199_

                              "General Partner":

                              THE PRICE REIT, INC., as General Partner of THE PRICE REIT RENAISSANCE PARTNERSHIP, L.P.


                              By

                              "Substituted Partner":


                              By







                               EXHIBIT E


                FORM OF PARTNERSHIP UNIT CERTIFICATE



     THIS PARTNERSHIP UNIT CERTIFICATE is executed by The Price REIT, Inc., a Maryland corporation, in respect of The PRICE REIT Renaissance Partnership, L.P., a California limited partnership (the "Partnership"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Agreement of Limited Partnership of The PRICE REIT Renaissance Partnership, L.P. dated as of August 22, 1997, as amended from time to time.

     In its capacity as the general partner of the Partnership, The Price REIT, Inc. hereby certifies to Altamonte Joint Venture that the following is a complete and accurate representation of the ownership of Partnership Units of the Partnership as of the date of this Certificate:



Owner       Nature of Interest  Number of Partnership Units  Percentage of
                                                             Outstanding
                                                             Partnership Units
-----       ------------------  ---------------------------  -----------------
The Price   General Partner                 26,433,000                    99%
REIT, Inc.  Interest

Altamonte   Limited Partner                    267,000                     1%
Joint       Interest
Venture
                                --------------------------  ------------------
                                Total:      26,700,000       Total:      100%



     This Certificate is executed as of the ___ day of _________________, 199__.



                                   THE PRICE REIT, INC.,
                                   a Maryland corporation


                                   By:
                                   Name:
                                   Title: